Exhibit 99.1
PRESS RELEASE

Columbia Equity Trust, Inc. [Logo]	1750 H Street, NW
Suite 500
Washington, D.C. 20006

Tel: (202) 303 — 3080

Columbia Equity Trust, Inc. Announces Third Quarter Results
Washington, D.C., November 14, 2005 – Columbia Equity Trust, Inc. (NYSE:COE), a real estate investment trust (REIT) which focuses on the acquisition, development and ownership of commercial office properties predominantly in the Greater Washington, D.C. area, announced today its results of operations for the quarter ended September 30, 2005.
Columbia Equity Trust commenced operations on July 5, 2005 in conjunction with the completion of its initial public offering on that same day, and the third quarter results reflect the period from July 5, 2005 through September 30, 2005. Management does not believe that historical financial results are indicative of the Company’s expected future operating performance, since past results are not representative of full-quarter amounts, and year-to-year financial comparisons with the predecessor company are not meaningful given the predecessor’s limited operations.
In addition to the information included in this earnings release, the Company will also provide supplemental operating and financial data for the third quarter 2005.
Highlights:
Results for the quarter ending September 30, 2005 included the following:
•	Successfully completed initial public offering (“IPO”) of 13.8 million shares of common stock, including the exercise of 1.8 million shares from the exercise of the underwriters’ over-allotment option, raising a total of approximately $188.5 million in net proceeds.

•	Quarterly Funds from Operations (“FFO”) totaled $1.2 million, or $0.08 per diluted share. Included in the third quarter Funds from Operations was the recognition of two accounting charges totaling $1.5 million relating to one-time stock-based compensation expenses associated with our IPO. Without these accounting charges, quarterly FFO would have been $2.6 million or $0.18 per diluted share.

•	Quarterly Adjusted Funds from Operations (“AFFO”) totaled $2.0 million. FFO and AFFO are supplemental non-GAAP financial measures used by many real estate investment trusts to measure operating performance. A complete reconciliation containing adjustments from GAAP net income to FFO and AFFO is included at the end of this release.

•	The net loss for the quarter was $1.7 million, or $(0.12) per diluted earnings per share.

•	Declared and paid dividend of $0.12 per share for the quarter.

•	Completed all formation transactions associated with our IPO. This includes the July acquisitions of the Barlow Building and Loudoun Gateway IV properties for combined consideration of approximately $117 million (including our joint venture partner’s equity interest in the Barlow Building).

•	Fourteen leases totaling approximately 80,500 square feet were signed during the quarter at a weighted average rental rate of $22.17 per square foot. Approximately 40,900 square feet of space expired throughout our portfolio during the quarter of which we renewed approximately 34,100 square feet resulting in a retention rate of 83%.

•	Acquired Park Plaza II and 14700 Lee Road for a combined cost of approximately $59 million at a weighted average first-year net operating income-to-purchase price return (cash basis) of approximately 7.25% and contracted for the purchase of Patrick Henry Corporate Center for approximately $14.5 million at a first-year net operating income-to-purchase price return (cash basis) of approximately 8.4%. The Patrick Henry Corporate Center transaction is expected to close by the end of November.

•	Placed approximately $61.2 million of additional properties under contract, subsequent to the quarter end, with several additional acquisition opportunities in the pipeline.
Oliver T. Carr, III, Chairman and CEO of Columbia Equity Trust stated, “The third quarter was an exciting period for our Company as we completed our initial public offering and immediately engaged in the expansion of our portfolio of quality properties through targeted acquisitions. Despite the competitive acquisition market in the Greater Washington area, we have seen that our local relationships and focus on acquiring well located, small and mid-sized office buildings in the D.C. area, allow us to continue to identify attractive investment opportunities. We believe our success on the investment side of the business, combined with an active management approach, and the underlying strength of the Washington economy, should lead to long term value creation for our stockholders.”
Portfolio Overview
At the end of the third quarter, our portfolio included fifteen properties totaling 2.4 million square feet, including properties in which we own joint venture interests. Overall portfolio occupancy for in-service properties was 94% at September 30, 2005 as compared to 92% at

June 30, 2005. After giving effect to the Company’s Victory Point investment, which was acquired 100% vacant and is currently in lease-up, portfolio occupancy would have been 88% at September 30, 2005 and 86% at June 30, 2005. After giving effect to our pro rata share of rental revenues in our joint venture properties, no one tenant accounted for more than 7.5% of our annualized base rental revenue as of September 30, 2005.
Acquisitions & Development
In addition to the acquisitions totaling approximately $117 million that were completed as part of the IPO formation transactions, during the third quarter, the Company closed on the acquisition of two office buildings totaling approximately 212,000 square feet located in the Greater Washington, D.C. area for a total price of approximately $59 million and contracted to purchase an additional 99,000 square foot office building, Patrick Henry Corporate Center, located in Newport News, Virginia for $14.5 million. Similar to several of our historical acquisitions, two of these properties were acquired in privately negotiated (“off market”) transactions. The acquisition properties include:
•	Park Plaza II, an approximately 126,500 square foot, Class A office building in North Rockville, Maryland was acquired for $35.0 million. The building is currently 100% leased to a roster of high quality tenants and is expected to generate a first-year net operating income-to-purchase price return (cash basis) of approximately 7.4%. There is no significant lease roll-over for the next six years. The property is being acquired subject to a ground lease with a remaining term, including options, of 71 years. This property was acquired in a privately negotiated transaction.

•	14700 Lee Road, an approximately 85,000 square foot, Class A office building in the Westfields Office Park of Chantilly, Virginia was acquired for $23.95 million. The building is currently 100% leased to a subsidiary of General Dynamics Corporation and is expected to generate a first-year net operating income-to-purchase price return (cash basis) of approximately 7.2%. The lease to General Dynamics currently expires in February 2011, and the tenant has the one time right to terminate one floor of their space (approximately 42,000 square feet) in February 2008. This property was acquired in a privately negotiated transaction.

•	Patrick Henry Corporate Center, an approximately 99,000 square foot, Class A office building in Newport News, VA, is under contract for purchase by the Company for $14.5 million. The closing is anticipated to occur by the end of November 2005. The building is currently 92% leased to a roster of high quality tenants, including a subsidiary of Northrop Grumman Corporation, an existing tenant of the Company, and is expected to generate a first-year net operating income-to-purchase price return (cash basis) of approximately 8.4%. This property is not subject to any significant lease maturities over the next four years. As part of the acquisition, the Company expects to assume existing financing in the approximate amount of $8.45 million, at a fixed interest rate of 5.02%, which matures in April 2009.

Subsequent to the end of the quarter, the Company contracted to purchase three additional office buildings, which included:
•	1025 Vermont Avenue, an approximate 115,000 square foot, Class B office building located in the central business district of Washington, DC for $34.3 million.
•	The ELV portfolio which includes Oakton Corporate Center, a 65,000 square foot Class A office building located in Oakton, Virginia and 625 Slaters Lane, a 50,000 square foot Class A office building located in Alexandria, Virginia, for a portfolio purchase price of $26.9 million.
Development commenced on Independence Center II, an approximately 115,000 square foot office building in the Westfields Corporate Office Park in Fairfax, Virginia. The total cost of the development is expected to be approximately $24.5 million. The unleveraged stabilized yield (cash basis) of the Independence Center II development is expected to be approximately 8.7% with completion scheduled for late 2006. Columbia Equity Trust maintains an 8.1% interest in the joint venture which owns the development. An affiliate of JP Morgan Investment Management is the primary investor in the venture.
Forward Guidance
The company’s guidance for the fourth quarter ending December 31, 2005 for earnings per share (diluted) and FFO per share (diluted) is set forth and reconciled below:

	4th Quarter
	2005
	Low	High
Projected net income per share (diluted)	$0.00	$0.02

Adjustments for projected FFO per share (diluted):

Real estate depreciation and amortization — consolidated entities	0.11	0.11
Real estate depreciation and amortization — unconsolidated entities	0.08	0.08
Minority interests in operating partnership	0.02	0.02

Projected FFO per share (diluted)	$0.21	$0.23
The foregoing estimates are forward-looking and reflect management’s view of current and future market conditions, including certain assumptions with respect to rental rates, occupancy levels, interest rates and acquisitions. There can be no assurance that the company’s actual results will not differ materially from the estimates set forth above.
The Company will begin to provide annual earnings guidance commencing with the release of its fourth quarter results in early 2006.

Funds from Operations, Adjusted Funds from Operations and Net Operating Income
Funds from operations is a widely recognized measure of REIT operating performance. FFO is a non-GAAP financial measure. As defined by the National Association of Real Estate Investment Trusts, or NAREIT, funds from operations, or FFO, represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus real estate-related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis. Our interpretation of the NAREIT definition is that minority interest in net income (loss) should be added back (deducted) from net income (loss) as part of reconciling net income (loss) to FFO. We present FFO because we believe it facilitates an understanding of the operating performance of our Company without giving effect to real estate depreciation and amortization, which assumes that the value of real estate diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization unique to real estate, gains and losses from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from net income. Our FFO computation may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition or that interpret the NAREIT definition differently than we do. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (loss) (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available for our cash needs, including cash distributions to stockholders.
A reconciliation of net income, the most directly comparable GAAP measure, to FFO is attached as a schedule to this press release.
Adjusted funds from operations is a non-GAAP financial measure. We present adjusted funds from operations, or AFFO, as a supplemental operating measure because, when compared year over year, it assesses our ability to fund dividend and distribution requirements from our operating activities. We calculate adjusted funds from operations, or AFFO, by adding to or subtracting from FFO (i) non real estate depreciation; (ii) amortization of deferred financing costs; (iii) non cash compensation; (iv) loss from early extinguishment of debt; (v) straight line rents; (vi) fair value of lease revenue amortization; (vii) expenditures for second generation tenant improvements and leasing commissions; and (viii) non-revenue enhancing and recurring capital expenditures. Other equity REITs may not calculate AFFO or may not calculate AFFO in a consistent manner. Accordingly, our AFFO may not be comparable to AFFO as reported by other equity REITs.
Adjusted FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income as an indication of our performance or to cash flows as a measure of liquidity or ability to make distributions.

Net operating income is defined as revenues (excluding interest income) of the property, minus property expenses such as real estate taxes, repairs and maintenance, property management, utilities, insurance and other expenses.
Investor Conference Call and Webcast
Columbia Equity Trust, Inc. will hold a conference call on Monday, November 14, 2005, at 1:00 P.M. Eastern Time. Stockholders and interested parties may access the call by dialing 866-202-1971 (access code 16586746.) A hyperlink to the live webcast of this call will be available in the Investor Relations section of the Company’s website at www.columbiareit.com. The webcast is also being distributed through the Thomson StreetEvents Network. Individual Investors can listen to the call at www.earnings.com. Institutional investors can access the call via Thomson StreetEvents at www.streetevents.com. A replay of the conference call will be available after the call from 3:00 PM Eastern Time on November 14, 2005 through November 21, 2005 by dialing 888-286-8010 (access code 78799274). During this period, an on-demand webcast replay will also be available from a hyperlink in the Investor Relations section of the Company’s website.
About Columbia Equity Trust, Inc.
Columbia Equity Trust is a self-advised, self-managed Maryland corporation focused on the acquisition, development, renovation, repositioning, ownership, management and operation of commercial office properties located predominantly in the Greater Washington, D.C. area. For additional information please visit our web site at http://www.columbiareit.com.
Forward Looking Statements
Certain statements in this release that are not historical fact may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, in particular, statements about the Company’s beliefs, expectations, plans and strategies that are not historical facts, statements concerning completion of the acquisition of properties under contract and stockholder value. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results of the Company to differ materially from historical results or from any results expressed or implied by such forward-looking statements, including without limitation: national and local economic, business, real estate and other market conditions; the competitive environment in which the Company operates; the execution of its business plan; availability of additional financing; financing risks; the Company’s ability to maintain its status as a REIT for federal income tax purposes; acquisition and development risks; potential environmental and other liabilities; and other factors affecting the real estate industry generally or the office industry in particular. Although the Company believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. For a further discussion of these and other factors that could impact the Company’s future results, performance, achievements or transactions, see the documents filed by the Company from time to time with the Securities and Exchange Commission, and in particular the section titled, “Risk Factors” in the Company’s prospectus filed with the SEC in connection with its IPO. The forward-looking statements contained herein represent the Company’s judgment as of the date hereof and we caution readers not to place undue reliance on such statements. The Company does not undertake to publicly update or revise any forward-looking statement whether as a result of new information, future events or otherwise.
Contact
Columbia Equity Trust, Inc.
John Schissel
Chief Financial Officer
202-303-3080
Financial Tables Attached

COLUMBIA EQUITY TRUST, INC.
AND COLUMBIA EQUITY TRUST, INC. PREDECESSOR
CONSOLIDATED AND COMBINED BALANCE SHEETS

	Consolidated		Combined
	Columbia	Columbia	Columbia
	Equity Trust, Inc.	Equity Trust, Inc.	Predecessor
	September 30, 2005	December 31, 2004	December 31, 2004
	(Unaudited)	(Unaudited)
Assets

Rental property
Land	$15,705,910	$—	$—
Buildings	100,229,797	—	—
Tenant improvements	21,169,385	—	—
Furniture, fixtures and equipment	1,086,105	—	—

	138,191,197	—	—
Accumulated depreciation	(1,119,138)	—	—

Total rental property, net	137,072,059	—	—

Cash and cash equivalents	3,478,580	—	1,188,146
Short-term investments	5,175,032	—	—
Restricted deposits	144,588	—	—
Accounts and other receivables, net of reserves for doubtful accounts of $59,417, $0 and $56,887 for the periods, respectively	741,067	—	185,864
Due from related parties	—	—	140,000
Investments in unconsolidated real estate entities	43,420,514	—	4,189,766
Accrued straight-line rents	230,261	—	—
Deferred leasing costs, net	319,402	—	—
Deferred financing costs, net	25,000	—	—
Intangible assets
Above market leases, net	3,510,038	—	—
In-place leases, net	13,389,323	—	—
Tenant relationships, net	5,423,970	—	—
Deferred offering costs	—	—	1,172,964
Prepaid expenses and other assets	1,245,460	—	137,030

Total assets	$214,175,294	$—	$7,013,770

Liabilities and Stockholders’ Equity

Liabilities
Mortgage note payable	$19,000,000	$—	$—
Accounts payable and accrued expenses	1,835,452	—	1,124,258
Profit sharing plan contribution payable	—	—	100,000
Accrued interest payable to stockholders	—	—	77,232
Notes payable to stockholders	—	—	90,000
Dividends payable	1,663,600	—	—
Security deposits	937,390	—	—
Rent received in advance	426,983	—	—
Deferred credits — Below market leases, net	1,050,572	—	—

Total liabilities	24,913,997	—	1,391,490

Commitments and contingencies

Minority interest	14,225,522	—	—

Stockholders’ equity
Preferred stock, $0.001 par value, 100,000,000 and 0 shares authorized in 2005 and 2004, respectively, 0 shares issued or outstanding in either period	—	—	—
Common stock, $0.001 par value, 500,000,000 and 1,000 shares authorized, and 13,863,334 and 1,000 shares issued and outstanding in 2005 and 2004, respectively	13,863	1	—
Additional paid-in capital	176,725,541	999	—
Less — Common stock subscribed	—	(1,000)	—
Accumulated deficit	(1,703,629)	—	—
Accumulated equity — Columbia Predecessor	—	—	5,622,280

Total stockholders’ equity	175,035,775	—	5,622,280

Total liabilities and stockholders’ equity	$214,175,294	$—	$7,013,770

COLUMBIA EQUITY TRUST, INC.
AND COLUMBIA EQUITY TRUST, INC. PREDECESSOR
CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS
For the Three Months Ended September 30

			Combined
	Consolidated	Combined	Columbia
	Columbia Equity	Columbia	Predecessor for the
	Trust, Inc. for the	Predecessor for the	Three Months
	Period July 5, 2005 to	Period July 1, 2005 to	Ended
	September 30, 2005	Through July 4, 2005	September 30, 2004
	(Unaudited)	(Unaudited)	(Unaudited)
Revenues
Base rents	$2,870,411	$—	$—
Recoveries from tenants	143,404	—	—
Fee income	239,376	—	615,283
Parking and other income	22,725	—	—

Total revenues	3,275,916	—	615,283

Operating expenses
Property operating	453,894	—	—
Utilities	227,586	—	—
Real estate taxes and insurance	192,780	—	—
General and administrative	910,156	4,229	468,864
Share-based compensation cost	1,700,060	—	—
Depreciation and amortization	1,770,527	25	3,026

Total operating expenses	5,255,003	4,254	471,890

Operating income (loss)	(1,979,087)	(4,254)	143,393

Other income and expense
Interest income	442,491	1,572	3,980
Interest expense	(229,150)	(97)	(2,250)

Income (loss) before income taxes, equity in net income (loss) of unconsolidated real estate entities and minority interest	(1,765,746)	(2,779)	145,123

Equity in net income (loss) of unconsolidated real estate entities	(68,669)	(23,334)	262,128
Minority interest	131,486	—	—

Income (loss) before income taxes	(1,702,929)	(26,113)	407,251

Benefit for income taxes	—	—	3,061

Net income (loss)	$(1,702,929)	$(26,113)	$410,312

Net loss per common share — Basic and diluted	$(0.12)

Weighted average shares of common stock outstanding — Basic and diluted	13,679,243

COLUMBIA EQUITY TRUST, INC.
AND COLUMBIA EQUITY TRUST, INC. PREDECESSOR
CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS
For the Nine Months Ended September 30

		Combined	Combined
	Consolidated	Columbia	Columbia
	Columbia Equity	Predecessor for the	Predecessor for the
	Trust, Inc. for the	Period	Nine Months
	Nine Months Ended	January 1, 2005 to	Ended
	September 30, 2005	Through July 4, 2005	September 30, 2004
	(Unaudited)	(Unaudited)	(Unaudited)
Revenues
Base rents	$2,870,411	$—	$—
Recoveries from tenants	143,404	—	—
Fee income	239,376	1,438,356	1,224,225
Parking and other income	22,725	—	—

Total revenues	3,275,916	1,438,356	1,224,225

Operating expenses
Property operating	453,894	—	—
Utilities	227,586	—	—
Real estate taxes and insurance	192,780	—	—
General and administrative	910,856	1,549,127	1,230,839
Share-based compensation cost	1,700,060	—	—
Depreciation and amortization	1,770,527	7,385	8,348

Total operating expenses	5,255,703	1,556,512	1,239,187

Operating loss	(1,979,787)	(118,156)	(14,962)

Other income and expense
Interest income	442,491	21,450	9,483
Interest expense	(229,150)	(4,597)	(6,750)

Loss before income taxes, equity in net income (loss) of unconsolidated real estate entities and minority interest	(1,766,446)	(101,303)	(12,229)

Equity in net income (loss) of unconsolidated real estate entities	(68,669)	2,281,641	430,133
Minority interest	131,486	—	—

Income (loss) before income taxes	(1,703,629)	2,180,338	417,904

Provision for income taxes	—	231,884	—

Net income (loss)	$(1,703,629)	$1,948,454	$417,904

Net loss per common share — Basic and diluted	$(0.12)

Weighted average shares of common stock outstanding — Basic and diluted	13,679,243

COLUMBIA EQUITY TRUST, INC.
AND COLUMBIA EQUITY TRUST, INC. PREDECESSOR
CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS
For the Nine Months Ended September 30

		Combined
	Consolidated	Columbia	Combined
	Columbia Equity	Predecessor for the	Columbia
	Trust, Inc. for the	Period	Predecessor for the
	Nine Months Ended	January 1, 2005 to	Nine Months Ended
	September 30, 2005	Through July 4, 2005	September 30, 2004
	(Unaudited)	(Unaudited)	(Unaudited)
Cash flows from operating activities
Net income (loss)	$(1,703,629)	$1,948,454	$417,904
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities
Minority interest	(131,486)	—	—
Equity in net income of unconsolidated real estate entities	68,669	(2,281,641)	(430,133)
Compensation cost related to stock split	949,010	—	—
Compensation cost related to LTIP units	716,250	—	—
Distributions received from earnings of unconsolidated real estate entities	48,918	19,055	93,449
Depreciation and amortization	1,770,527	7,385	8,348
Amortization of above and below market leases	34,260
Changes in assets and liabilities
Accounts and other receivables	(433,815)	(36,505)	(281,810)
Accrued straight-line rents	(230,261)	—	—
Deferred leasing costs	(319,402)	—	—
Deferred offering costs	—	(2,693,176)	—
Prepaid expenses	(447,225)	(440,020)	(18,656)
Accounts payable and accrued expenses	699,751	2,725,286	291,680
Profit sharing plan contribution payable	—	—	(57,769)
Accrued interest payable to stockholders	—	4,597	6,750
Security deposits	(66,977)	—	—
Rent received in advance	(70,401)	—	—

Net cash provided by (used in) operating activities	884,189	(746,565)	29,763

Cash flows from investing activities
Purchases of interests in rental property	(96,917,274)	—	—
Purchases of interests in unconsolidated real estate entities	(41,950,254)	—	—
Deposit on pending purchase of interest in rental property	(500,000)
Additions to rental properties	(639,767)	—	—
Additions to rental property furniture, fixtures and equipment	(51,328)	(3,772)	(11,297)
Purchases of investment securities	(202,162,032)	—	—
Maturities and sales of investment securities	196,987,000	—	—
Restricted deposits	(144,588)	—	—
Distributions in excess of net income received from real estate entities	438,437	2,707,753	507,189
Contributions made to unconsolidated real estate entities	(269,766)	(508,000)	(502,000)

Net cash provided by (used in) investing activities	(145,209,572)	2,195,981	(6,108)

Cash flows from financing activities
Gross proceeds from initial public offering of common stock	207,000,000	—	—
Payment of offering costs, underwriting discount and advisory fees	(18,543,369)	—	—
Payment received for subscribed common stock	1,000	—	—
Repayment of mortgage loans and prepayment penalties	(40,653,668)	—	—
Contributions	—	250,000	250,000
Distributions	—	(163,989)	(628,354)

Net cash provided by (used in) financing activities	147,803,963	86,011	(378,354)

Net increase (decrease) in cash and cash equivalents	3,478,580	1,535,427	(354,699)

Cash and cash equivalents, beginning of period	—	1,188,146	1,751,244

Cash and cash equivalents, end of period	$3,478,580	$2,723,573	$1,396,545

Supplemental disclosures
Cash paid for income taxes	$—	$—	$—

Cash paid for interest	$229,900	$—	$—

Debt assumed in purchases of interests in rental property	$59,653,668	$—	$—

Funds From Operations and Adjusted Funds From Operations

For the Three Months Ended
9/30/2005
Funds From Operations

Net income available to common shareholders	$(1,702,929)

Adjust for: Real estate depreciation and amortization — consolidated entities	1,766,862
Real estate depreciation and amortization — unconsolidated entities	1,221,636
Minority interests in operating partnership	(131,486)

Funds From Operations (FFO)	1,154,083

Adjusted Funds From Operations

Funds From Operations (FFO)	$1,154,083

Adjust for: Non real estate depreciation	3,665
Amortization of deferred financing costs	29,416
Amortization of above/below market leases	(61,567)
Non cash compensation	1,665,260
Straight-line rental income	(352,072)
Non-revenue enhancing/ recurring capital expenditures	(55,778)
Second generation tenant improvements	(402,159)

Adjusted Funds From Operations (AFFO)	1,980,848

Distribution Metrics

Dividends paid to common shareholders	$1,641,509
Dividends paid to operating partnership unit holders	128,397

Total dividends paid	1,769,906

Payout Ratios
Dividends Paid to Share and Unit Holders / Funds from Operations (diluted)	153.4%
Dividends Paid to Share and Unit Holders / Adjusted Funds From Operations (diluted)	89.4%

Reconciliation of Earnings Per Share and Funds From Operations Per Share

Three months ended
9/30/2005
Earnings Per Share (EPS)

Net Income for Common Shareholders	$(1,702,929)
plus: distributions paid on vested LTIPS (if dilutive)	0

Net Income for Basic EPS	(1,702,929)

plus: dividends paid on nonvested LTIPs (if dilutive)	0

Net Income for Diluted EPS	(1,702,929)

Earnings Per Share (EPS)
Basic	(0.12)
Diluted	(0.12)

Funds From Operations Per Share (FFO)

Funds from Operations	$1,154,083
adjust: minority interests in operating partnership	(131,486)
adjust: minority interests in depreciation of operating partnership	48,526
plus: distributions paid on vested LTIPs	4,200

Funds from Operations for Basic FFO	1,075,323

adjust: minority interests in operating partnership	131,486
adjust: minority interests in depreciation of operating partnership	(48,526)
plus: distributions paid on nonvested LTIPs	30,600

Funds from Operations for Diluted FFO	1,188,883

Funds from Operations per Share
Basic	0.08
Diluted	0.08

Weighted Average Shares Outstanding — EPS

Weighted Average Shares for Earnings Per Share
Common Shares — weighted average	13,679,243
plus: vested LTIP Units (if dilutive)	0

Weighted Average Shares — Basic EPS	13,679,243

plus: non vested LTIP units (if dilutive)	0

Weighted Average Shares — Diluted EPS	13,679,243

Weighted Average Shares Outstanding — FFO

Weighted Average Shares for Funds From Operations
Common Shares — weighted average	13,679,243
plus: vested LTIP Units (if dilutive)	35,000

Weighted Average Shares — Basic FFO	13,714,243

plus: Operating Partnership Units — weighted average	1,069,973
plus: non vested LTIP units (if dilutive)	255,000

Weighted Average Shares — Diluted FFO	15,039,216